UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): May 17, 2010

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Repros Therapeutics Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 17, 2010 in The Woodlands, Texas.  At the meeting, the Company’s stockholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until its 2011 Annual Meeting of Stockholders; (ii) ratified and approved the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2010; and (iii) approved the proposal to grant the Company's board of directors the authority to effect a reverse split of the Company's common stock within one year of such meeting on a basis not to exceed one share of common stock for up to five shares of common stock outstanding, if necessary, in the sole discretion of the Company's board of directors, in order to maintain the Company's listing on The NASDAQ Stock Market.  The following table describes the results of the voting at the annual meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: Election of Directors
Joseph S. Podolski	6,853,480	--	135,007	--	7,238,994
Daniel F. Cain	6,872,970	--	115,517	--	7,238,994
Jean L. Fourcroy, M.D., Ph.D.	6,862,831	--	125,656	--	7,238,994
Nola Masterson, M.S.	6,862,012	--	126,475	--	7,238,994
Jaye Thompson, Ph.D.	6,889,842	--	98,645	--	7,238,994

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	14,070,747	133,780	--	22,954	--

Proposal 3: Approval of Reverse Stock Split	12,973,695	1,231,150	--	22,636	--

A copy of the Company’s press release announcing such results is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description
99.1	Press Release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: May 18, 2010

	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 17, 2010